SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16501	73-1541378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Suite 1480 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (918) 488-0828

Item 12.	Results of Operations and Financial Condition.

On July 26, 2004, Global Power Equipment Group Inc. (the “Company”) issued a press release announcing its results for the second quarter period ended June 26, 2004. A copy of such press release is furnished as Exhibit 99.1 hereto.

On July 27, 2004, the Company participated in a telephone conference call relating to its earnings release for the second quarter period ended June 26, 2004. The transcript of the conference call and a copy of the accompanying slide show presentation are furnished as Exhibits 99.2 and 99.3 hereto, respectively.

The information being furnished hereunder discloses (i) EBITDA and (ii) estimated earnings per dilutive share, excluding estimated restructuring charges, with respect to the third quarter of fiscal 2004 and fiscal 2004, all of which are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before interest, income taxes, depreciation and amortization. EBITDA is utilized for internal analysis of the Company and its operating subsidiaries. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to other financial measures determined under GAAP. However, EBITDA is widely used by investors, financial analysts and rating agencies as an alternative measure of evaluating, comparing and rating operating performance. EBITDA presented by the Company may not be comparable to similarly titled measures reported by other companies. In addition, the Company has provided estimated earnings per dilutive share adjusted to exclude estimated restructuring charges, which is not a measure of financial performance under GAAP as such estimates exclude the effect of estimated restructuring charges to be incurred by the Company. The Company has provided this estimate because it excludes typically non-recurring items that the Company generally excludes from its earnings guidance and makes such information more comparable to prior disclosures for investors and financial analysts. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the press release furnished as Exhibit 99.1 hereto.

The information in this Form 8-K, including exhibits, is being furnished pursuant to Item 12 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2004

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ CANDICE L. CHEESEMAN
Candice L. Cheeseman
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 26, 2004

99.2	Transcript of July 27, 2004 telephone conference call.

99.3	Slide Show Presentation of the Registrant dated July 27, 2004.